Exhibit 99.1

Image Medical Corporation and Subsidiaries

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2009

Report of Independent Auditors

The Board of Directors and Stockholders of
Image Medical Corporation and subsidiaries

We have audited the accompanying consolidated balance sheet of Image Medical Corporation and subsidiaries (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Medical Corporation and subsidiaries at December 31, 2009 and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Los Angeles, California
December 17, 2010

Image Medical Corporation and Subsidiaries
Consolidated Balance Sheet

As of December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$135,984
Accounts receivable, net of allowance for doubtful accounts of $63,800	714,126
Prepaid expenses and other current assets	27,071
Total current assets	877,181

Property and equipment, net	217,190
Other assets	11,227
Total assets	$1,105,598

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$304,853
Accrued expenses	246,509
Deferred compensation payable	1,997,376
Deferred revenue	1,624,202
Loans payable to shareholders and vendors	6,114,484
Capital lease, current portion	8,109
Deferred rent, current portion	1,496
Total current liabilities	10,297,029

Long-term liabilities:
Capital lease, net of current portion	13,328
Deferred rent, net of current portion	14,116
Total liabilities	10,324,473

Commitments and contingencies

Common stock - par value $0.001 - 50,000,000 shares authorized, 24,630,751 shares issued and outstanding	24,631
Additional paid-in capital	4,318,730
Accumulated other comprehensive income	899
Accumulated deficit	(13,563,135)
Total stockholders’ deficit	(9,218,875)
Total liabilities and stockholders’ deficit	$1,105,598

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Operations

For the Year Ended December 31, 2009

Revenue	$4,770,997
Cost of revenue	1,197,855
Gross profit	3,573,142

Operating expenses
Research and development	559,362
Selling, general and administrative	3,462,928
Depreciation and amortization	61,892
Operating loss	511,040

Interest expense, net	197,034
Other income, net	(3,840)
Loss before income taxes	704,234
Income tax expense	11,638
Net loss	$715,872

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Stockholders’ Deficit

For the year ended December 31, 2009

					Accumulated
			Additional		Other	Total
	Common Stock		paid-in capital	Accumulated	Comprehensive	Stockholders
	Shares	Amount	Amount	Deficit	Income	Deficit
BALANCE - JANUARY 1, 2009	23,174,553	$23,175	$4,190,566	$(12,767,263)	$1,589	$(8,551,933)

Cumulative effect adjustment pursuant to adoption of FIN 48		-	-	(80,000)	-	(80,000)
Issuance of common stock to employee for services	28,925	29	2,864	-	-	2,893
Issuance of common stock to outside consultants for services	292,500	292	28,958	-	-	29,250
Issuance of common stock through private placement offering	1,134,773	1,135	96,342	-	-	97,477
Translation adjustment	-	-	-	-	(690)	(690)
Net loss				(715,872)		(715,872)
Comprehensive loss	-	-	-	-	-	(716,562)
BALANCE - DECEMBER 31, 2009	24,630,751	$24,631	$4,318,730	$(13,563,135)	$899	$(9,218,875)

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Cash Flows

For the year ended December 31, 2009

Operating activities
Net loss	$(715,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,892
Bad debt expense	30,900
Stock based compensation	32,143
Deferred rent	(1,191)
Changes in operating assets and liabilities:
Accounts receivable	5,321
Prepaid expenses and other current assets	(6,385)
Other assets	(7,085)
Accounts payable	(72,112)
Accrued expenses	279,372
Deferred revenue	196,358
Net cash used in operating activities	(196,659)

Investing activities
Purchases of property and equipment	(15,096)
Net cash used in investing activities	(15,096)

Financing activities
Payments on shareholder loans	(38,318)
Capital lease payments	(7,540)
Proceeds from issuance of capital stock	97,477
Net cash provided by financing activities	51,619

Effect of exchange rate changes on cash	(690)

Net increase (decrease) in cash and cash equivalents	(160,826)
Cash and cash equivalents at beginning of year	296,810
Cash and cash equivalents at end of year	$135,984

Supplemental disclosure of cash flow information
Cash paid for
Interest	$20,137
Income tax	$-

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 -  Organization and Basis of Presentation

Image Medical Corporation (“the Company”) is a privately held company engaged principally in the business of providing Picture Archiving and Communications Systems (“PACS”) and related workflow solutions to the radiology industry. The Company was formed in 2005 upon completion of a merger between Image Medical Corporation, a Delaware corporation, and eRAD, Inc., a Pennsylvania corporation.  The Company operates on a calendar year.

The Company has incurred cumulative net losses of $13,563,135 from inception through December 31, 2009 and expects to continue to incur net losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Continued successful execution of the Company’s research and development activities and the sales and marketing initiatives ultimately leading to profitable operations is dependent upon obtaining financing and achieving a level of revenue adequate to support its cost structure. Management intends to finance research, development, sales and marketing activities primarily through future debt and equity financing. However, there can be no assurance that the Company will be able to obtain such financing, which may impact the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, eRAD and Image Medical Hungry. All significant intercompany amounts and transactions have been eliminated.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts.  Money market funds are measured at fair value using quote price in an active market (Level 1 fair value hierarchy).

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company generally does not require collateral from its customers.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method for financial statement purposes over the estimated useful lives of the related assets, ranging from five to ten years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the useful life of the asset, whichever is shorter.

Revenue Recognition

eRAD sells Picture Archiving Communications Systems (“PACS”) and related services, primarily in the United States.  The PACS systems sold by eRAD are primarily composed of certain elements: hardware, software, installation and training, and support.  Sales are made primarily through eRAD’s sales force. These sales are multiple-element arrangements that generally include hardware, software, software installation, configuration, system installation, training and first-year warranty support.  In a very small number of cases, hardware is not included.  Hardware, which is not unique or special purpose, is purchased from a third-party and resold to eRAD’s customers with a small mark-up.

The Company adopted ASU 2009-14, Certain Revenue Arrangements That Include Software Elements and ASU 2009-13, Revenue Arrangements with Multiple Deliverables for all transactions occurring after January 1, 2008.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The Company has determined that its core software products, such as PACS, are essential to most of its arrangements as hardware, software and related services are sold as an integrated package.  Therefore, these transactions are accounted for under ASC 605-25, Multiple-Element Arrangements (as modified by ASU 2009-13).  Non-essential software and related services, and essential software sold on a stand-alone basis without hardware, would continue to be accounted for under ASC 985-605, Software.

The Company recognizes revenue for four units of accounting, Hardware, Software, Installation (including manufacturing and configuration, training, implementation and project management) and post-contract support (“PCS”), as follows:

•	Hardware – Revenue is recognized when the hardware is shipped. The hardware qualifies as a separate unit of accounting under ASC 605-25-25-5, as it meets the following criteria:
o	The hardware has standalone value as it is sold separately by other vendors and the customer could resell the hardware on a standalone basis; and
o	Delivery or performance of the undelivered items is probable and substantially within eRAD’s control.

•
Software– The Company sells essential and non-essential software.  In the case of essential software, revenue is recognized along with the related hardware revenue.  In those cases where essential software is sold without hardware, revenue is deferred and recognized over the term of the PCS as the Company has not established vendor specific objective evidence (VSOE) for its PCS offering.

•
Installation – Installation revenue related to essential software that is sold with hardware, is recognized when the installation is completed, as it qualifies as a separate unit of account once delivered as it can be provided by a third party.  Installation related to essential software sold without hardware, and non-essential software, is deferred and recognized over the term of the PCS, as there is a lack of VSOE.  Total installation revenue is allocated between essential and non-essential software based on relative values.

•	Post-Contract Support – Revenue is recognized over the term of the agreement, usually one year

The Company’s transactions do not generally contain refund provisions.   The Company allocates the transaction price to each unit of accounting using relative selling price.  The Company considers historical pricing, list price and market considerations in determining estimated selling price in the allocation.

Software Development Costs

Costs related to the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established, at which time such costs are capitalized, subject to expected recoverability. To date, the Company has not capitalized any development costs related to its software products since the time period between technological feasibility and general release of a product is not significant and related costs incurred during that time period have not been material.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Shipping and Handling Costs

Shipping and handling cost are classified as cost of revenue within the consolidated statement of operations.

Concentration of Credit Risk, Other Risks and Significant Customers

The Company’s business is competitive and is characterized by technology change, new product development and product obsolescence, and evolving industry standards.

No customer generated greater than 10% of revenues or accounted for more than 10% of accounts receivable in the year ended December 31, 2009.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Stock Based Compensation

The Company, from time to time, has issued capital stock to its employees for the achievement of certain bonus goals, and to non-employees for services. The Company accounts for each issuance at the fair value of its stock on the day it is issued which is based on the most recent private placement offering price of its capital stock.

Foreign Currency Translation

The functional currency of our foreign subsidiaries is the local currency. In accordance with ASC 830, Foreign Currency Matters, assets and liabilities denominated in foreign currencies are translated using the exchange rate at the balance sheet dates. Revenues and expenses are translated using average exchange rates prevailing during the reporting period. Translation gains or losses are included as a component of accumulated other comprehensive income (loss).  Translation gains and losses resulting from remeasurement or settlement of assets and liabilities denominated in foreign currencies are included in the determination of net loss and have not been significant.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 3 - Property and Equipment

The following is a summary of property and equipment, at cost less accumulated depreciation as of December 31, 2009:

Machinery and equipment	$427,687
Furniture and fixtures	186,719
Leasehold improvements	6,771
Equipment under capital lease	39,305
660,482
Less: accumulated depreciation and amortization	(443,292)
$217,190

Included in depreciation expense is the depreciation of assets recorded under capital leases.  Computers, equipment, and software above include $39,000 of assets purchased under capital leases at December 31, 2009, with accumulated depreciation for these assets purchased under capital leases of $19,600 at December 31, 2009. For the year ended December 31, 2009, depreciation related to capital leases was approximately $8,000.

Expenditures for repairs and maintenance are charged to expense as incurred. Replacements and betterments that extend the life of an asset are capitalized.

Note 4 – Loans Payable to shareholders and vendor

At December 31, 2009, the Company had outstanding loans from certain members of management, who are also shareholders of the Company, totaling $5,871,760, and a loan from a vendor in the amount of $242,724.  The vendor note carried an interest rate of 8%.  The shareholder loans historically accrued interest at approximately 6%; however, in April 2009, the majority of the loan holders agreed to not have any additional interest added to their respective balances.  The loans do not provide any voting rights, paid-in-kind interest, or conversion rights.  Also, the shareholder and vendor loans do not contain covenants, acceleration clauses, prepayment, puts or call rights.  The loans are unsecured and classified as current liability on the balance sheet since there are no stated maturity dates. These loans do not represent arm's length terms between unrelated parties.

Note 5 - Commitments and Contingencies

Lease Commitments - The Company has non-cancelable operating and capital leases for corporate facilities and equipment. The leases expire through November 2013. Rent expense under the operating leases totaled $65,060 for the year ended December 31, 2009. Certain leases contain renewal provisions and escalation clauses. Rent expense is recorded on a straight-line basis, with any resulting deferral included in the consolidated balance sheets, under the captions current and long-term deferred rent.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Future minimum rental payments required under non-cancelable operating and capital leases are as follows for the years ending December 31:

	Operaating	Capital
	Leases	Leases

2010	$66,600	$9,408
2011	69,900	9,408
2012	67,300	4,704
2013	60,500	-
Total minimum lease payments	$264,300	$23,520
Less amount representing interest		(2,083)
Present value of minimum lease payments		21,437
Less current portion		8,109
		$13,328

Legal Matters
From time to time, the Company may be subject to various litigation matters arising in the ordinary course of business. However, the Company is not aware of any currently pending legal matters or claims that would have a material adverse effect on its financial position, results of operations or cash flows.

In 2009, the Company entered into a settlement agreement for $75,000 to resolve a patent infringement claim that was brought against the company in 2008. The amount due is payable in seven installments and recorded as an accrued expense in the balance sheet as of December 31, 2009.

Note 6 - Stockholders’ Equity

The Company has 10,000,000 shares of Preferred Stock authorized of which 3,300,000 shares are designated as Series A Convertible Preferred Stock.  Each stock is convertible at any time at the option of the holder into common stock at the conversion price established based on original issuance price, subject to adjustments.  Preferred stock holders will be entitled to the same voting rights as if the preferred stock were converted into common stock.  None were issued and outstanding as of December 31, 2009.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 7 - Deferred Compensation

The Company entered into unfunded deferred compensation arrangements with certain employees to defer a portion of their regular compensation and incentive bonuses.  All participants are fully vested in the amounts deferred and credited with interest through April 2009.  Subsequently, the Board of Directors unilaterally agreed to cease accruing interest for these obligations.  At December 31, 2009, amounts owed to employees totaled $1,997,376, including accrued interest. Deferred compensation expense recorded in 2009 totaled $141,326.

Note 8 - Income Taxes

The provisions for income taxes consist of the following components:
	Federal	State	Foreign	Total
Current Tax Expense	$10,000	$-	$1,638	$11,638
Deferred Tax Expense	-	-	-	-

Total Tax Expense	$10,000	$-	$1,638	$11,638

A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

2009
Statutory U.S. federal rate	34.00%
Earnings in jurisdictions taxed at rates different from U.S. federal rate	-0.23%
Nondeductible expenses	-0.64%
Other, net	-1.40%
Change in Valuation Allowance	-33.39%
-1.65%

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following at December 31, 2009:

Deferred tax assets:
Allowance for doubtful accounts	$23,472
Accrued expenses	227,906
Deferred revenue	21,163
Net operating losses	370,402

Deferred tax assets	$642,942
Valuation allowance	(628,312)
Total deferred tax assets	$14,630

Deferred tax liabilities:
Property, plant, and equipment	(48,610)
Accrued Income	33,980
Total deferred tax liabilities	(14,630)
Net deferred tax asset	$-

Realization of deferred tax assets is dependent upon generally sufficient taxable income of the appropriate character during the periods in which temporary differences will reverse. Management does not believe that it is more likely than not that the deferred tax assets will be realized and, therefore, has recorded a valuation allowance bringing the net deferred tax asset to zero at December 31, 2009.  As of December 31, 2009, the Company had federal and state net operating loss carryforwards of approximately $849,000 and $1.1 million, respectively, that may be offset against future federal and state income taxes, which will start to expire in 2026 and 2011, respectively, unless utilized.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

The Company adopted the provisions of ASC 740, Income Taxes, pertaining to accounting for uncertain tax positions on January 1, 2009, which resulted in a decrease to retained earnings of $80,000 and an increase to current income taxes of $10,000. The Company recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. As of January 1, 2009, accrued interest and penalties associated with uncertain tax positions were $80,000. For the year ended December 31, 2009, accrued interest and penalties associated with uncertain tax positions were $10,000.

The Company filed income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. Undistributed earnings of the non-US entity are treated as indefinitely reinvested. The Company’s tax returns have not been subject to examination by any income tax authority, and with certain limited exceptions, our U.S. federal income tax returns prior to fiscal year 2007 are closed. U.S. state jurisdictions have statutes of limitations that generally range from three to five years.

NOTE 9 – Employee Benefit Plans

The Company adopted a savings plan pursuant to Section 401(k) of the Internal Revenue Code that covers substantially all employees.  Eligible employees may contribute on a tax-deferred basis a percentage of compensation, up to the maximum allowable under tax law.  Employee contributions vest immediately.  The plan does not require a matching contribution by the Company.  There was no expense recorded in 2009.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 10 – Subsequent Events

On October 1, 2010, RadNet, Inc. (“RadNet”) consummated the acquisition of Image Medical Corporation.

Subsequent to December 31, 2009, the Company sold approximately 303,000 shares for approximately $30,000.  In addition, the Company issued approximately 406,000 shares to certain employee and consultant for services performed.  Total value of shares issued was $86,000.

The Company has evaluated subsequent events through December 17, 2010, the date on which the financial statements were available to be issued.

Image Medical Corporation and Subsidiaries

Unaudited Consolidated Financial Statements

September 30, 2010

Image Medical Corporation and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,976	$135,984
Accounts receivable, net of allowance for doubtful accounts of $63,800at both September 30, 2010 and December 31, 2009, respectively	732,684	714,126
Prepaid expenses and other current assets	57,286	27,071
Total current assets	840,946	877,181

Property and equipment, net	291,238	217,190
Other assets	5,910	11,227
Total assets	$1,138,094	$1,105,598

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$404,838	$304,853
Accrued expenses	222,679	246,509
Deferred compensation payable	2,030,576	1,997,376
Deferred revenue	1,360,974	1,624,202
Loans payable to shareholders and vendors	6,117,719	6,114,484
Capital lease, current portion	8,565	8,109
Deferred rent, current portion	4,232	1,496
Total current liabilities	10,149,583	10,297,029

Long-term liabilities:
Capital lease, net of current portion	6,846	13,328
Deferred rent, net of current portion	10,486	14,116
Total liabilities	10,166,915	10,324,473

Commitments and contingencies

Common stock - par value $0.001 - 50,000,000 shares authorized; 25,340,131 and 24,630,751shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	25,340	24,631
Additional paid-in capital	4,434,471	4,318,730
Accumulated other comprehensive income (loss)	(112)	899
Accumulated deficit	(13,488,520)	(13,563,135)
Total stockholders’ deficit	(9,028,821)	(9,218,875)
Total liabilities and stockholders’ deficit	$1,138,094	$1,105,598

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Operations

	(unaudited)
	For the Nine Months Ended September 30,
	2010	2009

Revenue	$3,760,727	$3,629,271

Cost of revenue	554,772	885,393
Gross profit	3,205,955	2,743,878

Operating expenses
Research and development	401,380	459,077
Selling, general and administrative	2,620,000	2,491,665
Depreciation and amortization	57,331	47,077
Operating income (losses)	127,244	(253,941)

Interest expense, net	48,476	180,886
Other expense (income), net	6,216	(6,242)
Income (loss) before income taxes	72,552	(428,585)
Income tax (benefit) expense	(2,063)	11,070
Net income (loss)	$74,615	$(439,655)

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Cash Flows
For the nine months ended September 30,
(unaudited)

	2010	2009
Operating activities
Net income (loss)	$74,615	$(439,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	57,331	47,077
Bad debt expense	-	57,000
Stock-based compensation	86,112	2,893
Deferred rent	(894)	(893)
Changes in operating assets and liabilities:
Accounts receivable	(18,558)	(59,418)
Prepaid expenses and other current assets	(30,215)	(4,078)
Other assets	5,317	(10,225)
Accounts payable	99,985	(20,209)
Accrued expenses	9,370	230,520
Deferred revenue	(263,228)	75,575
Net cash provided by (used in) operating activities	19,835	(121,413)

Investing activities
Purchases of property and equipment	(131,379)	(14,375)
Net cash used in investing activities	(131,379)	(14,375)

Financing activities
Payments on shareholder loans	3,235	(25,000)
Capital lease payments	(6,026)	(5,603)
Proceeds from issuance of capital stock	30,338	92,623
Net cash provided by financing activities	27,547	62,020

Effect of exchange rate changes on cash	(1,011)	(3,595)

Net decrease in cash and cash equivalents	(85,008)	(77,363)
Cash and cash equivalents at beginning of year	135,984	296,810
Cash and cash equivalents at end of year	$50,976	$219,447

Supplemental disclosure for cash flow information
Cash paid for:
Interest expense	$11,307	$15,175
Income tax expense	$-	$-

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 1 -  Organization and Basis of Presentation

Image Medical Corporation (“the Company”) is a privately held company engaged principally in the business of providing Picture Archiving and Communications Systems (“PACS”) and related workflow solutions to the radiology industry. The Company was formed in 2005 upon completion of a merger between Image Medical Corporation, a Delaware corporation, and eRAD, Inc., a Pennsylvania corporation.  The Company operates on a calendar year.

The Company has incurred cumulative net losses of $13,488,520 from inception through September 30, 2010 and expects to continue to incur net losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Continued successful execution of the Company’s research and development activities and the sales and marketing initiatives ultimately leading to profitable operations is dependent upon obtaining financing and achieving a level of revenue adequate to support its cost structure. Management intends to finance research, development, sales and marketing activities primarily through future debt and equity financing. However, there can be no assurance that the Company will be able to obtain such financing, which may impact the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Basis of Presentation

These statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2009. The Company has evaluated subsequent events through December 17, 2010, the date these unaudited condensed financial statements were issued.

The accompanying consolidated condensed financial statements have been prepared without audit and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position and the results of operations for the interim periods. The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, eRAD and Image Medical Hungry. All significant intercompany amounts and transactions have been eliminated.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts. Money market funds are measured at fair value using quote price in an active market (level 1 fair value hierarchy)

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company generally does not require collateral from its customers.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method for financial statement purposes over the estimated useful lives of the related assets, ranging from five to ten years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the useful life of the asset, whichever is shorter.

Revenue Recognition

eRAD sells Picture Archiving Communications Systems (“PACS”) and related services, primarily in the United States.  The PACS systems sold by eRAD are primarily composed of certain elements: hardware, software, installation and training, and support.  Sales are made primarily through eRAD’s sales force. These sales are multiple-element arrangements that generally include hardware, software, software installation, configuration, system installation, training and first-year warranty support.  In a very small number of cases, hardware is not included.  Hardware, which is not unique or special purpose, is purchased from a third-party and resold to eRAD’s customers with a small mark-up.

The Company adopted ASU 2009-14, Certain Revenue Arrangements That Include Software Elements and ASU 2009-13, Revenue Arrangements with Multiple Deliverables, for all transactions occuring after January 1, 2008.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

The Company has determined that its core software products, such as PACS, are essential to most of its arrangements as hardware, software and related services are sold as an integrated package.  Therefore, these transactions are accounted for under ASC 605-25, Multiple-Element Arrangements (as modified by ASU 2009-13).  Non-essential software and related services and essential software sold on a stand-alone basis without hardware, would continue to be accounted for under ASC 985-605, Software.

The Company recognizes revenue for four units of accounting, Hardware, Software, Installation (including manufacturing and configuration, training, implementation and project management) and post-contract support (“PCS”), as follows:

•	Hardware – Revenue is recognized when the hardware is shipped. The hardware qualifies as a separate unit of accounting under ASC 605-25-25-5, as it meets the following criteria:
o	The hardware has standalone value as it is sold separately by other vendors and the customer could resell the hardware on a standalone basis; and
o	Delivery or performance of the undelivered items is probable and substantially within eRAD’s control.

•
Software– The Company sells essential and non-essential software.  In the case of essential software, revenue is recognized along with the related hardware revenue.  In those cases where essential software is sold without hardware, revenue is deferred and recognized over the term of the PCS as the Company has not established vendor specific objective evidence (VSOE) for its PCS offering.  In the case of non-essential software, revenue is deferred and recognized over the term of the PCS.

•
Installation – Installation revenue related to essential software that is sold with hardware, is recognized when the installation is completed, as it qualifies as a separate unit of account once delivered as it can be provided by a third party.  Installation related to essential software sold without hardware, and non-essential software, is deferred and recognized over the term of the PCS, as there is a lack of VSOE.  Total installation revenue is allocated between essential and non-essential software based on relative values.

•	Post-Contract Support – Revenue is recognized over the term of the agreement, usually one year

The Company’s transactions do not generally contain refund provisions.   The Company allocates the transaction price to each unit of accounting using relative selling price.  The Company considers historical pricing, list price and market considerations in determining estimated selling price in the allocation.

Software Development Costs

Costs related to the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established, at which time such costs are capitalized, subject to expected recoverability. To date, the Company has not capitalized any development costs related to its software products since the time period between technological feasibility and general release of a product is not significant and related costs incurred during that time period have not been material.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Shipping and Handling Costs
Shipping and handling cost are classified as cost of revenue within the consolidated statement of operations.

Concentration of Credit Risk, Other Risks and Significant Customers
The Company’s business is competitive and is characterized by technology change, new product development and product obsolescence, and evolving industry standards.

No customer generated greater than 10% of revenues or accounted for more than 10% of accounts receivable in the year ended December 31, 2009.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company has net operating losses carryforward which can be used to offset any income tax liabilities for the nine months period ended September 30, 2010.

Stock Based Compensation

The Company, from time to time, has issued capital stock to its employees for the achievement of certain bonus goals, and to non-employees for services. The Company accounts for each issuance at the fair value of its stock on the day it is issued which is based on the most recent privet placement offering price of its capital stock.

Foreign Currency Translation

The functional currency of our foreign subsidiaries is the local currency. In accordance with ASC 830, Foreign Currency Matters, assets and liabilities denominated in foreign currencies are translated using the exchange rate at the balance sheet dates. Revenues and expenses are translated using average exchange rates prevailing during the reporting period. Translation gains or losses are included as a component of accumulated other comprehensive income (loss). Transaction gains and losses resulting from remeasurement or settlement of assets and liabilities denominated in foreign currencies are included in the determination of net loss and have not been significant.

Comprehensive Income
Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income consists of its reported net income and foreign currency translation adjustments.

Comprehensive income for each of the periods presented is comprised as follows:

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Net Income (loss)	$74,615	$(439,655)
Foreign currency translation adjustment, net of taxes	(1,011)	(3,595)
Total comprehensive income, net of taxes	$73,604	$(443,250)

Note 3 – Loans Payable to Shareholders and Vendor

At September 30, 2010 and December 31, 2009, the Company had outstanding loans from certain members of management, who are also shareholders of the Company, totaling $5,875,481 and $5,871,760, respectively, and a loan from a vendor in the amount of $242,238 and $245,959, respectively. The vendor note carried an interest rate of 8%.  The shareholder loans historically accrued interest at approximately 6%; however, in April 2009, the majority of the loan holders agreed to not have any additional interest added to their respective balances.  The loans do not provide any Voting rights, paid-in-kind interest, or conversion rights. Also, the shareholder and vendor loans do not contain covenants, acceleration clauses, prepayment, puts or call rights. The loans are unsecured and classified as current liability on the balance sheet since there are no stated liability dates. These loans do not represent arm’s length terms between unrelated parties.

Note 4 - Deferred Compensation

The Company entered into unfunded deferred compensation arrangements with certain employees to defer a portion of their regular compensation and incentive bonuses.  All participants are fully vested in the amounts deferred and credited with interest through April 2009. Subsequently, the board of directors unilaterally agreed to cease accruing interest for these obligations. At September 30, 2010, the liability under these arrangements amounted to $2,030,576.  No amounts were charged to earnings at September 30, 2010.  The balance in each participant’s account was paid to them on October 1, 2010 as part of the transaction disclosed in Note 6.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 5 - Commitments and Contingencies

Legal Matters
From time to time, the Company may be subject to various litigation matters arising in the ordinary course of business. However, the Company is not aware of any currently pending legal matters or claims that would have a material adverse effect on its financial position, results of operations or cash flows.

NOTE 6 – Subsequent Events

On October 1, 2010, RadNet, Inc. (“RadNet”) consummated the acquisition of Image Medical Corporation.